Exhibit 8.1

LIST OF SIGNIFICANT SUBSIDIARIES OF GOLD FIELDS LIMITED (AS OF 31 DECEMBER 2023)

GFL Mining Services Limited, incorporated in South Africa
Gold Fields Group Services Proprietary Limited, incorporated in South Africa
Gold Fields Operations Limited, incorporated in South Africa
GFI Joint Venture Holdings Proprietary Limited, incorporated in South Africa
Gold Fields Orogen Holding (BVI) Limited, incorporated in the British Virgin Islands
Gold Fields Corona (BVI) Limited, incorporated in the British Virgin Islands
Gold Fields La Cima S.A., incorporated in Peru
Gold Fields Holdings Company Limited, incorporated in the British Virgin Islands
Gold Fields Ghana Limited, incorporated in Ghana
Abosso Goldfields Limited, incorporated in Ghana
Gold Fields Netherlands Coöperatief U.A., incorporated in the Netherlands
Gold Fields Netherlands Services BV, incorporated in the Netherlands
Corporate International Holdings BV, incorporated in the Netherlands
GFI Netherlands BV, incorporated in the Netherlands
Agnew Holding Company (Pty) Limited, incorporated in Australia
St. Ives Holding Company (Pty) Limited, incorporated in Australia
GSM Holding Company (Pty) Limited, incorporated in Australia
St. Ives Gold Mining Company (Pty) Limited, incorporated in Australia
Agnew Gold Mining Company (Pty) Limited, incorporated in Australia
GSM Mining Company (Pty) Limited, incorporated in Australia
Newshelf 899 Proprietary Limited, incorporated in South Africa
Gruyere Holdings Pty Ltd, incorporated in Australia
Gruyere Mining Company Pty Ltd, incorporated in Australia
Minera Gold Fields Salares Norte SpA, incorporated in Chile
Gold Fields Salares Norte Holdings Pty Limited, incorporated in Australia
Gold Fields Windfall Holdings Inc./Gestion Gold Fields Windfall Inc., incorporated in Canada